      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 12, 1999
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                             NABORS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            13-2615287
(State or other jurisdiction                              (I.R.S. Employer
     of incorporation)                                   Identification No.)

                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067
    (Address, including zip code, of registrant's principal executive offices)

        OPTIONS ORIGINALLY GRANTED BY BAYARD DRILLING TECHNOLOGIES, INC.
                     AND ASSUMED BY NABORS INDUSTRIES, INC.
                            (Full title of the Plan)

                               ANTHONY G. PETRELLO
                       PRESIDENT, NABORS INDUSTRIES, INC.
                        515 WEST GREENS ROAD, SUITE 1200
                              HOUSTON, TEXAS 77067
                                 (281) 874-0035
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                  ------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
TITLE OF                   AMOUNT           PROPOSED MAXIMUM        PROPOSED MAXIMUM             AMOUNT OF
SECURITIES TO              TO BE            OFFERING PRICE          AGGREGATE OFFERING           REGISTRATION
BE REGISTERED              REGISTERED(1)    PER SHARE(2)            PRICE (2)                    FEE(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock,                40,730         $11.71                  $   476,948                  $140.70
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------
Common Stock,               139,388         $13.93                  $ 1,941,675                  $572.79
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------
Common Stock,                17,888         $22.82                  $   408,204                  $120.42
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------
Common Stock,                16,875         $28.75                  $   485,156                  $143.12
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------
Common Stock,                   844         $35.04                  $    29,582                  $  8.73
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------
Common Stock,                 8,438         $35.41                  $   298,790                  $ 88.14
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------
Common Stock,                   675         $36.89                  $    24,901                  $  7.35
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------

TITLE OF                   AMOUNT           PROPOSED MAXIMUM        PROPOSED MAXIMUM             AMOUNT OF
SECURITIES TO              TO BE            OFFERING PRICE          AGGREGATE OFFERING           REGISTRATION
BE REGISTERED              REGISTERED(1)    PER SHARE(2)            PRICE (2)                    FEE(2)
-------------------------------------------------------------------------------------------------------------------
Common Stock,                97,873         $67.26                  $  6,582,938                 $1,941.97
par value $.10 per share
-------------------------------------------------------------------------------------------------------------------
Total:                      322,711                                  $10,248,194                 $3,023.22


(1) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also covers such additional number of shares of Common Stock as may be issuable by reason of the operation of the anti-dilution provisions of the options originally granted by Bayard Drilling Technologies, Inc. and assumed by Nabors Industries, Inc. pursuant to the Agreement and Plan of Merger, dated as of October 19, 1998, as amended, by and among Nabors, Nabors Acquisition Corp. VII and Bayard.

(2) The maximum offering price per share used to calculate the registration fee with respect to shares of Common Stock issuable upon the exercise of outstanding options was determined pursuant to Rule 457 under the Securities Act of 1933 using the price at which such options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended, the documents containing the information specified in Part I of Form S-8 will be sent or given to each grantee of options originally issued by Bayard Drilling Technologies, Inc., which options were assumed by Nabors Industries, Inc.
upon its acquisition of Bayard. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the Section 10(a) Prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Nabors Industries, Inc. filed or to be filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates:

         (A) Nabors' Annual Report filed on Form 10-K for the fiscal year ended December 31, 1998; and

         (B) The description of Nabors' Common Stock contained in the Registration Statement on Form 8-A, File No. 1-9245, filed with the Commission on August 22, 1986 as amended by Amendment No. 1 dated May 20, 1992 and any subsequent amendment filed for the purpose of updating the description.

         All documents subsequently filed by Nabors pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement relating to the common stock offered by this document which indicates that all such common stock has been sold or which deregisters all such common stock then remaining unsold, shall be deemed to be incorporated into this document by reference and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the Common Stock offered hereby will be passed upon for Nabors by Katherine P. Ellis, Associate Counsel of Nabors Corporate Services, Inc., a wholly owned subsidiary of Nabors. As of April 7, 1999, Ms. Ellis had the right to acquire 23,250 shares of Common Stock through the exercise of options of Nabors, none of which are vested currently.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include provisions in its certificate of incorporation which relieve its directors of monetary liability for breach of their fiduciary duty, except under certain circumstances which include a breach of a director's duty of loyalty, acts or omissions not in good faith or involving intentional misconduct and a knowing violation of law, or any transaction from which the director derived an improper personal benefit. Nabors' Restated Certificate of Incorporation provides that Nabors' directors are not liable to Nabors or its stockholders for monetary damages for breach of their fiduciary duties, subject to the exceptions specified by Delaware law.

         Delaware law also provides that when an officer, director, employee or agent of a corporation is a party to, or is threatened to be made a party to, any action, the corporation may indemnify such persons against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, if that person acted in good faith and he or she reasonably believed such actions were in or not opposed to the best interests of the corporation, and were not unlawful.

         Delaware law also provides that a person to be indemnified has the right to be advanced any expenses incurred in his or her defense against any action prior to the final disposition thereof upon receipt by Nabors of an undertaking by or on behalf of that person to repay such amount(s) if it is ultimately determined that such person is not entitled to such indemnification.

  Nabors' Restated Certificate of Incorporation provides these rights to Nabors' officers, directors, employees or agents. Directors and officers of Nabors are also parties to employment and/or indemnification agreements which provide for these and other indemnification rights in accordance with Delaware law. Nabors' officers and directors also are covered by directors and officers insurance aggregating $25,000,000.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.    EXHIBITS.

  The following are filed as exhibits to this Registration Statement:

       EXHIBIT
       NUMBER          DESCRIPTION
       ------          -----------

        4.1(1)         Restated Certificate of Incorporation of Nabors Industries, Inc. dated March 4, 1997.

        5              Opinion of Katherine P. Ellis, Esq.

       23.1            Consent of PricewaterhouseCoopers LLP

       23.2            Consent of Katherine P. Ellis - contained in the opinion filed as Exhibit 5.

       24              Power of Attorney (included in the signature page).


---------------
       (1) Incorporated by reference to the Exhibits to Form 10-Q, File No. 1-9245, filed with the Commission on May 16, 1997.

ITEM 9.    UNDERTAKINGS.

  (a)      Rule 415 Offering

The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)      Filings incorporating Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)      Filing of Registration Statement on Form S-8

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 9, 1999.

                                       NABORS INDUSTRIES, INC.


                                       By: /s/ Anthony G. Petrello
                                           -------------------------------------
                                           Anthony G. Petrello
                                           President and Chief Operating Officer

                                POWER OF ATTORNEY

         Each individual whose signature appears below constitutes and appoints each of Anthony G. Petrello and Bruce P. Koch as his true and lawful attorney-in-fact and agent with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits to such amendments, and all documents in connection with such amendments, with the Securities and Exchange Commission, granting singly unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue of such grant.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                       Date
---------                                   -----                                       ----

/s/ Eugene M. Isenberg                      Chairman and                                April 9, 1999
---------------------------                 Chief Executive Officer
Eugene M. Isenberg


/s/ Anthony G. Petrello                     President, Director                         April 9, 1999
---------------------------                 and Chief Operating Officer
Anthony G. Petrello


/s/ Richard A. Stratton                     Vice Chairman and                           April 9, 1999
---------------------------                 Director
Richard A. Stratton


                                            Director                                    April 9, 1999
---------------------------
Gary T. Hurford


                                            Director                                    April 9, 1999
---------------------------
Hans Schmidt


/s/ Myron M. Sheinfeld                      Director                                    April 9, 1999
---------------------------
Myron M. Sheinfeld

/s/ Jack Wexler                             Director                                    April 9, 1999
---------------------------
Jack Wexler


/s/ Martin J. Whitman                       Director                                    April 9, 1999
---------------------------
Martin J. Whitman


/s/ Bruce P. Koch                           Vice President - Finance                    April 9, 1999
---------------------------                 (Principal Financial and
Bruce P. Koch                                Accounting Officer)

                                  EXHIBIT INDEX

  EXHIBIT                                                                                                     PAGE
  NUMBER            DESCRIPTION                                                                              NUMBER
  ------            -----------                                                                              ------

    4.1(1)          Restated Certificate of Incorporation of Nabors Industries, Inc. dated March 4, 1997.        --

    5               Opinion of Katherine P. Ellis, Esq.                                                          10

   23.1             Consent of PricewaterhouseCoopers LLP                                                        11

   23.2             Consent of Katherine P. Ellis - contained in the opinion appearing as Exhibit 5.             --

   24               Power of Attorney (included in the signature page).                                          --

------------
         (1) Incorporated by reference to the Exhibits to Form 10-Q, File No. 1-9245, filed with the Commission on May 16, 1997.